UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February 1, 2007

MEXORO MINERALS LTD.

(formerly SUNBURST ACQUISITIONS IV, INC.)

 (Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

609 Granville Street, Suite 880 Vancouver, B.C. Canada	V7Y 1G5
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  800-661-7830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Certain Officers, Appointment of Certain Officers

On January 31, 2007, Tracy Moore resigned as Chief Financial Officer of the Registrant, to be effective as of February 1, 2007.  Mr. Moore had no disagreement with the Registrant.  He will remain as a director and as the Secretary of the Registrant.

On February 1, 2007, the Board of Directors appointed Kurt Bordian as the new Chief Financial Officer of the Registrant.

Kurt Bordian has been qualified as a Certified General Accountant of Canada since 2005. He also holds a Bachelor of Commerce (Honours) Degree from the University of Manitoba which he received in 1996. In July 1996, he began working for Leigh Resource Corp. a publicly traded company on the TSX Venture Exchange as their controller. Leigh Resource Corp was active with mineral properties in the Solomon Islands and Ghana, West Africa, oil and gas properties in Alberta, and an oil and gas exploration property in Tunisia. In 2002, Mr. Bordian left Leigh Resource Corp. to work as a consultant to various private companies. In 2003, Mr. Bordian was hired by Bishop Gold Inc., a publicly traded company on the TSX Venture Exchange, as their controller and compliance manager. Bishop Gold Inc. has mineral properties located in British Columbia, Canada. In July 2005, Mr. Bordian was appointed as a Director, Corporate Secretary and Chief Financial Officer of Calypso Acquisition Corp., a publicly traded company on the TSX Venture Exchange with uranium properties in Argentina. In January 2006, Mr. Bordian was appointed as Chief Financial Officer of Canyon Copper Corp., a publicly traded company on the OTC Bulletin Board, with a copper property in Nevada, USA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MEXORO MINERALS, LTD.

By: /s/ Robert Knight

Robert Knight, President and Director

February 5, 2007